The Company announces that its acquisition of IEG Holdings, Inc. has been terminated, and all terms and conditions of the letter of intent between Sloan Electronics, Inc. and IEG Holdings, Inc. in the Letter of Intent filed with the Company's form 10QSB on May 14, 1999 are null and void.